CAMDEN PROPERTY TRUST ANNOUNCES THIRD QUARTER 2022 OPERATING RESULTS

Houston, Texas (October 27, 2022) - Camden Property Trust (NYSE:CPT) (the "Company") announced today operating results for the three and nine months ended September 30, 2022. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three and nine months ended September 30, 2022 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Per Diluted Share	2022	2021	2022	2021
EPS(1)(2)	$0.27	$0.29	$5.62	$0.90
FFO(1)	$1.70	$1.36	$4.85	$3.88
AFFO(1)	$1.47	$1.17	$4.28	$3.38
(1) For the three and nine months ended September 30, 2022, EPS, FFO, and AFFO included approximately $0.01 per diluted share in storm-related expenses related to Hurricane Ian.
(2) For the nine months ended September 30, 2022, EPS included a non-cash gain on acquisition of unconsolidated joint venture interests of approximately $4.37 per diluted share.

	Quarterly Growth	Sequential Growth	Year-To-Date Growth
Same Property Results	3Q22 vs. 3Q21	3Q22 vs. 2Q22	2022 vs. 2021
Revenues	11.7%	3.1%	11.6%
Expenses(1)	4.0%	2.8%	4.1%
Net Operating Income ("NOI")(1)	16.3%	3.2%	16.0%
(1) For the three and nine months ended September 30, 2022, same property results exclude approximately $1.0 million of storm-related expenses related to Hurricane Ian.

Same Property Results	3Q22	3Q21	2Q22
Occupancy	96.6%	97.2%	96.9%

For 2022, the Company defines same property communities as communities wholly-owned and stabilized since January 1, 2021, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

Operating Statistics - Same Property Portfolio

New Lease and Renewal Data - Date Signed (1)	October 2022*	October 2021	3Q22	3Q21
New Lease Rates	5.2%	17.6%	11.8%	19.2%
Renewal Rates	9.4%	13.8%	11.5%	12.3%
Blended Rates	6.9%	15.9%	11.6%	15.6%
New Lease and Renewal Data - Date Effective (2)	October 2022*	October 2021	3Q22	3Q21
New Lease Rates	8.0%	19.1%	14.2%	16.2%
Renewal Rates	11.3%	13.1%	14.0%	8.8%
Blended Rates	9.7%	16.0%	14.1%	12.2%
*Data as of October 24, 2022
(1) Average change in same property new lease and renewal rates vs. expiring lease rates when signed.
(2) Average change in same property new lease and renewal rates vs. expiring lease rates when effective.

Occupancy and Turnover Data	October 2022*	October 2021	3Q22	3Q21
Occupancy	96.1%	97.2%	96.6%	97.2%
Annualized Gross Turnover	49%	47%	59%	55%
Annualized Net Turnover	41%	39%	51%	47%
*Data as of October 24, 2022

Development Activity
During the quarter, lease-up was completed at Camden Buckhead in Atlanta, GA and Camden Hillcrest in San Diego, CA and construction commenced at Camden Woodmill Creek in The Woodlands, TX and Camden Long Meadow Farms in Richmond, TX. Additionally, leasing began at Camden Atlantic in Plantation, FL and leasing continued at Camden Tempe II in Phoenix, AZ.

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Estimated Cost	as of 10/24/2022
Camden Atlantic	Plantation, FL	269	$100.0	40%
Camden Tempe II	Tempe, AZ	397	115.0	33%
Camden NoDa	Charlotte, NC	387	105.0
Camden Durham	Durham, NC	420	145.0
Camden Village District	Raleigh, NC	369	138.0
Camden Woodmill Creek	The Woodlands, TX	189	75.0
Camden Long Meadow Farms	Richmond, TX	188	80.0
Total		2,219	$758.0

Capital Markets Transactions
During the quarter, the Company amended and restated its existing unsecured credit facility adding a $300 million delayed draw unsecured term loan facility and increased the capacity of the unsecured revolving credit facility from $900 million to $1.2 billion, for a total facility capacity of $1.5 billion. The Company also extended the maturity date of its $40 million unsecured floating rate term loan with an unrelated third party to mature in 2024.

Subsequent to quarter end, Camden's Board of Trust Managers increased its share repurchase authorization from $269 million to $500 million. No share repurchases were made during the quarter or subsequent to quarter end.

Liquidity Analysis
As of September 30, 2022, Camden had over $1.5 billion of liquidity comprised of approximately $62.0 million in cash and cash equivalents, and nearly $1.5 billion of availability under its unsecured credit facility and delayed draw unsecured term loan facility. At quarter-end, the Company had $348.4 million left to fund under its existing wholly-owned development pipeline.

Earnings Guidance
Camden updated its earnings guidance for 2022 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for fourth quarter 2022 as detailed below. Expected EPS excludes gains, if any, from real estate transactions not completed by quarter end.

	4Q22	2022	2022 Midpoint
Per Diluted Share	Range	Range	Current	Prior	Change
EPS	$0.36 - $0.40	$5.98 - $6.02	$6.00	$5.97	$0.03
FFO	$1.72 - $1.76	$6.57 - $6.61	$6.59	$6.58	$0.01

		2022	2022 Midpoint
Same Property Growth		Range	Current	Prior	Change
Revenues		11.00% - 11.50%	11.25%	11.25%	—%
Expenses		4.75% - 5.25%	5.00%	5.00%	—%
NOI		14.25% - 15.25%	14.75%	14.75%	—%

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2022 financial outlook and a reconciliation of expected EPS to expected FFO are included in the financial tables accompanying this press release.

Conference Call
Friday, October 28, 2022 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061
Passcode: 5737190
Webcast: https://investors.camdenliving.com

The Company strongly encourages interested parties to join the call via webcast in order to view any associated videos, slide presentations, etc. The dial-in phone line will be reserved for accredited analysts and investors who plan to pose questions to Management during the Q&A session of the call.

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 500 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 171 properties containing 58,433 apartment homes across the United States. Upon completion of 7 properties currently under development, the Company’s portfolio will increase to 60,652 apartment homes in 178 properties. Camden has been recognized as one of the 100 Best Companies to Work For® by FORTUNE magazine for 15 consecutive years, most recently ranking #26.

For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
OPERATING DATA

Property revenues (a)	$373,772	$294,130	$1,046,847	$838,221

Property expenses (b)
Property operating and maintenance	84,649	71,337	234,504	200,360
Real estate taxes	48,182	38,731	136,448	113,611
Total property expenses	132,831	110,068	370,952	313,971

Non-property income
Fee and asset management	617	3,248	4,257	7,717
Interest and other income	88	443	2,881	1,032
Income/(loss) on deferred compensation plans	(6,275)	(843)	(28,450)	9,183
Total non-property income/(loss)	(5,570)	2,848	(21,312)	17,932

Other expenses
Property management	6,732	6,640	21,228	19,200
Fee and asset management	556	1,159	2,090	3,310
General and administrative	14,002	14,960	44,526	44,428
Interest	29,192	24,987	82,756	72,715
Depreciation and amortization	158,877	111,462	429,749	304,189
Expense/(benefit) on deferred compensation plans	(6,275)	(843)	(28,450)	9,183
Total other expenses	203,084	158,365	551,899	453,025

Gain on sale of operating property	—	—	36,372	—
Gain on acquisition of unconsolidated joint venture interests	—	—	474,146	—
Equity in income of joint ventures	—	2,540	3,048	6,652
Income from continuing operations before income taxes	32,287	31,085	616,250	95,809
Income tax expense	(737)	(480)	(2,213)	(1,292)
Net income	31,550	30,605	614,037	94,517
Less income allocated to non-controlling interests	(1,706)	(1,122)	(6,133)	(3,508)
Net income attributable to common shareholders	$29,844	$29,483	$607,904	$91,009

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$31,550	$30,605	$614,037	$94,517
Other comprehensive income
Reclassification of net loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	369	372	1,107	1,117
Comprehensive income	31,919	30,977	615,144	95,634
Less income allocated to non-controlling interests	(1,706)	(1,122)	(6,133)	(3,508)
Comprehensive income attributable to common shareholders	$30,213	$29,855	$609,011	$92,126

PER SHARE DATA

Total earnings per common share - basic	$0.27	$0.29	$5.66	$0.90
Total earnings per common share - diluted	0.27	0.29	5.62	0.90

Weighted average number of common shares outstanding:
Basic	108,466	103,071	107,314	101,119
Diluted	108,506	103,171	108,099	101,199

(a) We elected to combine lease and non-lease components and thus present rental revenue in a single line item in our consolidated statements of income and comprehensive income.  For the three months ended September 30, 2022, we recognized $373.8 million of property revenue which consisted of approximately $332.0 million of rental revenue and approximately $41.8 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. This compares to property revenue of $294.1 million recognized for the three months ended September 30, 2021, made up of approximately $259.1 million of rental revenue and approximately $35.0 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. For the nine months ended September 30, 2022, we recognized $1,046.8 million of property revenue which consisted of approximately $929.9 million of rental revenue and approximately $116.9 million of amounts received under contractual terms for other services considered to be non-lease contracts. This compares to the $838.2 million of property revenue recognized for the nine months ended September 30, 2021, made up of approximately $737.8 million of rental revenue and approximately $100.4 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. Revenue related to utility rebilling to residents was $9.8 million and $7.9 million for the three months ended September 30, 2022 and 2021, respectively and was $27.5 million and $23.2 million for the nine months ended September 30, 2022 and 2021, respectively.

(b) For both the three and nine months ended September 30, 2022 expenses include approximately $1.0 million in storm-related expenses related to Hurricane Ian.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
FUNDS FROM OPERATIONS

Net income attributable to common shareholders (a)	$29,844	$29,483	$607,904	$91,009
Real estate depreciation and amortization	156,065	108,931	421,808	296,760
Adjustments for unconsolidated joint ventures	—	2,674	2,709	7,903
Income allocated to non-controlling interests	1,706	1,122	6,133	3,508
Gain on sale of operating property	—	—	(36,372)	—
Gain on acquisition of unconsolidated joint venture interests	—	—	(474,146)	—
Funds from operations	$187,615	$142,210	$528,036	$399,180

Less: recurring capitalized expenditures (b)	(26,001)	(19,717)	(61,682)	(51,205)

Adjusted funds from operations	$161,614	$122,493	$466,354	$347,975

PER SHARE DATA
Funds from operations - diluted	$1.70	$1.36	$4.85	$3.88
Adjusted funds from operations - diluted	1.47	1.17	4.28	3.38
Distributions declared per common share	0.94	0.83	2.82	2.49

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	110,112	104,812	108,972	102,879

PROPERTY DATA
Total operating properties (end of period) (c)	171	172	171	172
Total operating apartment homes in operating properties (end of period) (c)	58,433	58,682	58,433	58,682
Total operating apartment homes (weighted average)	58,427	51,011	55,881	50,202

(a) Net income attributable to common shareholders for the three and nine months ended September 30, 2022 included approximately $1.0 million of storm-related expenses related to Hurricane Ian.

(b) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(c) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
ASSETS
Real estate assets, at cost
Land	$1,706,396	$1,695,118	$1,343,209	$1,349,594	$1,317,431
Buildings and improvements	10,574,820	10,440,037	8,651,674	8,624,734	8,536,620
	12,281,216	12,135,155	9,994,883	9,974,328	9,854,051
Accumulated depreciation	(3,709,487)	(3,572,764)	(3,436,969)	(3,358,027)	(3,319,206)
Net operating real estate assets	8,571,729	8,562,391	6,557,914	6,616,301	6,534,845
Properties under development, including land	529,076	581,844	488,100	474,739	428,622
Investments in joint ventures	—	—	13,181	13,730	17,788
Total real estate assets	9,100,805	9,144,235	7,059,195	7,104,770	6,981,255
Accounts receivable – affiliates	13,258	13,258	13,258	18,664	18,686
Other assets, net (a)	231,645	249,865	254,763	234,370	252,079
Cash and cash equivalents	62,027	72,095	1,129,716	613,391	428,226
Restricted cash	6,390	6,563	5,778	5,589	5,321
Total assets	$9,414,125	$9,486,016	$8,462,710	$7,976,784	$7,685,567

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$3,173,198	$3,222,252	$3,671,309	$3,170,367	$3,169,428
Secured	514,843	514,698	—	—	—
Accounts payable and accrued expenses	212,558	195,070	169,973	191,651	191,648
Accrued real estate taxes	125,210	86,952	36,988	66,673	88,116
Distributions payable	103,620	103,621	100,880	88,786	87,919
Other liabilities (b)	176,334	186,143	197,021	193,052	194,634
Total liabilities	4,305,763	4,308,736	4,176,171	3,710,529	3,731,745

Equity
Common shares of beneficial interest	1,156	1,156	1,127	1,126	1,114
Additional paid-in capital	5,893,623	5,890,792	5,396,267	5,363,530	5,180,783
Distributions in excess of net income attributable to common shareholders	(525,127)	(452,865)	(848,074)	(829,453)	(954,880)
Treasury shares	(329,027)	(328,975)	(329,521)	(333,974)	(334,066)
Accumulated other comprehensive loss (c)	(2,632)	(3,001)	(3,370)	(3,739)	(4,266)
Total common equity	5,037,993	5,107,107	4,216,429	4,197,490	3,888,685
Non-controlling interests	70,369	70,173	70,110	68,765	65,137
Total equity	5,108,362	5,177,280	4,286,539	4,266,255	3,953,822
Total liabilities and equity	$9,414,125	$9,486,016	$8,462,710	$7,976,784	$7,685,567

(a) Includes net deferred charges of:	$8,961	$307	$693	$969	$1,336

(b) Includes deferred revenues of:	$331	$358	$384	$334	$208

(c) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net loss on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding depreciation and amortization related to real estate, gains (or losses) from the sale of certain real estate assets (depreciable real estate), impairments of certain real estate assets (depreciable real estate), gains or losses from change in control, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of depreciable real estate, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO

In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income attributable to common shareholders	$29,844	$29,483	$607,904	$91,009
Real estate depreciation and amortization	156,065	108,931	421,808	296,760
Adjustments for unconsolidated joint ventures	—	2,674	2,709	7,903
Income allocated to non-controlling interests	1,706	1,122	6,133	3,508
Gain on sale of operating property	—	—	(36,372)	—
Gain on acquisition of unconsolidated joint venture interests	—	—	(474,146)	—
Funds from operations	$187,615	$142,210	$528,036	$399,180

Less: recurring capitalized expenditures	(26,001)	(19,717)	(61,682)	(51,205)

Adjusted funds from operations	$161,614	$122,493	$466,354	$347,975

Weighted average number of common shares outstanding:
EPS diluted	108,506	103,171	108,099	101,199
FFO/AFFO diluted	110,112	104,812	108,972	102,879

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Total Earnings Per Common Share - Diluted	$0.27	$0.29	$5.62	$0.90
Real estate depreciation and amortization	1.42	1.04	3.84	2.88
Adjustments for unconsolidated joint ventures	—	0.02	0.02	0.07
Income allocated to non-controlling interests	0.01	0.01	0.05	0.03
Gain on sale of operating property	—	—	(0.33)	—
Gain on acquisition of unconsolidated joint venture interests	—	—	(4.35)	—
FFO per common share - Diluted	$1.70	$1.36	$4.85	$3.88

Less: recurring capitalized expenditures	(0.23)	(0.19)	(0.57)	(0.50)

AFFO per common share - Diluted	$1.47	$1.17	$4.28	$3.38

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Expected FFO

Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, from real estate transactions not sold as of quarter close due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	4Q22	Range	2022	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.36	$0.40	$5.98	$6.02
Expected real estate depreciation and amortization	1.34	1.34	5.18	5.18
Expected adjustments for unconsolidated joint ventures	—	—	0.02	0.02
Expected income allocated to non-controlling interests	0.02	0.02	0.07	0.07
(Gain) on acquisition of unconsolidated joint venture interests	—	—	(4.34)	(4.34)
Reported (gain) on sale of operating properties	—	—	(0.34)	(0.34)
Expected FFO per share - diluted	$1.72	$1.76	$6.57	$6.61

Note: This table contains forward-looking statements. Please see paragraph regarding forward-looking statements earlier in this document.

Net Operating Income (NOI)

NOI is defined by the Company as property revenue less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 11 of the supplement. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net income	$31,550	$30,605	$614,037	$94,517
Less: Fee and asset management income	(617)	(3,248)	(4,257)	(7,717)
Less: Interest and other income	(88)	(443)	(2,881)	(1,032)
Less: Income/(loss) on deferred compensation plans	6,275	843	28,450	(9,183)
Plus: Property management expense	6,732	6,640	21,228	19,200
Plus: Fee and asset management expense	556	1,159	2,090	3,310
Plus: General and administrative expense	14,002	14,960	44,526	44,428
Plus: Interest expense	29,192	24,987	82,756	72,715
Plus: Depreciation and amortization expense	158,877	111,462	429,749	304,189
Plus: Expense/(benefit) on deferred compensation plans	(6,275)	(843)	(28,450)	9,183
Less: Gain on sale of operating property	—	—	(36,372)	—
Less: Gain on acquisition of unconsolidated joint venture interests	—	—	(474,146)	—
Less: Equity in income of joint ventures	—	(2,540)	(3,048)	(6,652)
Plus: Income tax expense	737	480	2,213	1,292
NOI	$240,941	$184,062	$675,895	$524,250

"Same Property" Communities	$191,278	$164,486	$555,629	$478,822
Non-"Same Property" Communities	48,979	14,378	115,908	30,803
Development and Lease-Up Communities	230	—	230	8
Hurricane Expenses	(1,000)	—	(1,000)	—
Other	1,454	5,198	5,128	14,617
NOI	$240,941	$184,062	$675,895	$524,250

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on acquisition of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, loss on early retirement of debt, as well as income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. Annualized Adjusted EBITDA is Adjusted EBITDA as reported for the period multiplied by 4 for quarter results and by 1.33 for nine month results. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net income attributable to common shareholders	$29,844	$29,483	$607,904	$91,009
Plus: Interest expense	29,192	24,987	82,756	72,715
Plus: Depreciation and amortization expense	158,877	111,462	429,749	304,189
Plus: Income allocated to non-controlling interests	1,706	1,122	6,133	3,508
Plus: Income tax expense	737	480	2,213	1,292
Plus: Hurricane expenses	1,000	—	1,000	—
Less: Gain on sale of operating property	—	—	(36,372)	—
Less: Gain on acquisition of unconsolidated joint venture interests	—	—	(474,146)	—
Less: Equity in income of joint ventures	—	(2,540)	(3,048)	(6,652)
Adjusted EBITDA	$221,356	$164,994	$616,189	$466,061
Annualized Adjusted EBITDA	$885,424	$659,976	$821,585	$621,415

Net Debt to Annualized Adjusted EBITDA

The Company believes Net Debt to Annualized Adjusted EBITDA to be an appropriate supplemental measure of evaluating balance sheet leverage. Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period. The following tables reconcile average Total debt to Net debt and computes the ratio to Adjusted EBITDA for the following periods:

Net Debt:

	Average monthly balance for the		Average monthly balance for the
	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Unsecured notes payable	$3,211,216	$3,169,116	$3,260,272	$3,168,181
Secured notes payable	514,795	—	343,148	—
Total debt	3,726,011	3,169,116	3,603,420	3,168,181
Less: Cash and cash equivalents	(29,853)	(297,048)	(250,438)	(311,558)
Net debt	$3,696,158	$2,872,068	$3,352,982	$2,856,623

Net Debt to Annualized Adjusted EBITDA:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net debt	$3,696,158	$2,872,068	$3,352,982	$2,856,623
Annualized Adjusted EBITDA	885,424	659,976	821,585	621,415
Net Debt to Annualized Adjusted EBITDA	4.2x	4.4x	4.1x	4.6x